UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Greektown Superholdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:

The Registrant's definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2012 is amended to reflect on page 2 that the Board of Directors of the Registrant will select an independent inspector of elections and to correct an error in the formatting of the table of the Nominees for Director on page 9.

No other changes have been made to the definitive proxy statement filed April 10, 2012.

GREEKTOWN SUPERHOLDINGS, INC.

555 East Lafayette

Detroit, MI 48226

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of stockholders of Greektown Superholdings, Inc. (the “Company”), which will be held on May 8, 2012 at 12:00 p.m., local time, at the Company’s offices at 555 East Lafayette, Detroit, Michigan 48226.  The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appears on the following page.

The matters scheduled to be considered at the meeting are the election of directors from among the nominees described in the Proxy Statement and any other proposal that may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees described in the Proxy Statement as being in the best interest of the Company and its stockholders.  We urge you to read the Proxy Statement and give it your careful attention before completing the enclosed BLUE proxy card.

Your vote is important regardless of the number of shares you own.  Please be sure you are represented at the meeting, whether or not you plan to attend in person, by promptly signing, dating and mailing the BLUE proxy card.  A postage-paid return envelope is enclosed for your convenience.

Please note that Brigade Leveraged Capital Structures Fund Ltd., together with certain other parties (collectively, “Brigade”) has filed a proxy statement with the Securities and Exchange Commission in which it has nominated a slate of one nominee for election as a director and to solicit proxies for use at the Annual Meeting to vote in favor of its own slate in opposition to one of the director candidates we have nominated.You may receive proxy solicitation materials from Brigade.  THE BOARD OF DIRECTORS STRONGLY URGES YOU NOT TO SIGN OR RETURN THE WHITE PROXY CARD OR ANY OTHER PROXY CARD SENT TO YOU BY BRIGADE.  If you have previously signed a proxy card sent to you by Brigade, you can revoke that earlier proxy and vote for the Board of Directors’ nominees and on the other matters to be voted on at the 2012 Annual Meeting by signing, dating and returning the enclosed BLUE proxy card in the enclosed postage paid envelope.

Your vote is very important to the future of the Company.  We appreciate your support and look forward to seeing you at the Meeting.  If you would like additional copies of the proxy material, or if you would like to ask questions about the proposals, you should contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the Annual Meeting.  Stockholders may call toll-free at (800) 322-2885.  Banks and brokers may call collect at (212) 929-5500.

Sincerely,

George Boyer
Chairman of the Board

GREEKTOWN SUPERHOLDINGS, INC.

555 East Lafayette

Detroit, MI 48226

____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 8, 2012

NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders of Greektown Superholdings, Inc. (the “Company”) will be held at 12:00 p.m., local time, on May 8, 2012 at the Company’s offices at 555 East Lafayette, Detroit, Michigan 48226, for the following purposes:

1.	To elect nine directors of the Company to hold office until the 2013 Annual Meeting of stockholders.

2.	To transact such other business as may properly come before the meeting.

Only holders of record of the Company’s Series A-1 Common Stock, Series A-2 Common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock at the close of business on March 23, 2012 are entitled to notice of, and to vote at, the meeting and any adjournment thereof.  Such stockholders may vote in person or by proxy.

YOUR VOTE IS IMPORTANT.  WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING BLUE PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.  REGARDLESS OF THE NUMBER OF COMPANY SHARES YOU OWN, YOUR PRESENCE BY PROXY IS HELPFUL TO ESTABLISH A QUORUM AND YOUR VOTE IS IMPORTANT.

Please note that Brigade Leveraged Capital Structures Fund Ltd., together with certain other parties (collectively, “Brigade”) has filed a proxy statement with the Securities and Exchange Commission in which it has nominated a slate of one nominee for election as a director and to solicit proxies for use at the Annual Meeting to vote in favor of its own slate in opposition to one of our nine nominees in Item 1 above.   You may receive proxy solicitation materials from Brigade, including opposition proxy statements and proxy cards.OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES USING THE ENCLOSED BLUE PROXY CARD AND URGES YOU NOT TO SIGN OR RETURN OR VOTE ANY WHITE PROXY CARD OR OTHER PROXY CARD SENT TO YOU BY BRIGADE.  Even if you have previously signed a proxy card sent by Brigade, you have the right to change your vote by signing, dating and returning the enclosed BLUE proxy card in the postage-paid envelope provided.  Only the latest dated proxy card you vote will be counted.  We urge you to disregard any proxy card sent to you by Brigade.

By Order of the Board of Directors,

George Boyer Chairman of the Board

April 10, 2012

GREEKTOWN SUPERHOLDINGS, INC.

555 East Lafayette

Detroit, MI 48226

____________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 8, 2012

____________________________

The enclosed materials are also available at http://www.greektowncasino.com.  The following items are available at the specified link:

1.	The Proxy Statement being issued in connection with the 2012 Annual Meeting of Stockholders;

2.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2011; and

3.	The form of BLUE proxy card for use in connection with the 2012 Annual Meeting of Stockholders.

GREEKTOWN SUPERHOLDINGS, INC.
555 East Lafayette
Detroit, MI 48226
____________________________

PROXY STATEMENT

This Proxy Statement and the enclosed BLUE proxy card are being furnished in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of Greektown Superholdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), of proxies to be voted at the Annual Meeting of stockholders of the Company to be held at 12:00 p.m., local time, on May 8, 2012 at the Company’s offices at 555 East Lafayette Detroit, Michigan 48266, and at any adjournment thereof.  The purposes of the meeting are:

1.	To elect directors of the Company to hold office until the 2013 Annual Meeting of stockholders; and

2.	To transact such other business as may properly come before the meeting.

If BLUE proxy cards in the accompanying form are properly executed and returned by a stockholder of record, the shares of the Company’s Series A-1 Common Stock, $0.01 par value per share (the “Series A-1 Common Stock”), Series A-2 Common Stock, par value $0.01 per share (“Series A-2 Common Stock”), Series A-1 Preferred Stock, par value $0.01 per share (“Series A-1 Preferred Stock”), and Series A-2 Preferred Stock, par value $0.01 per share (the “Series A-2 Preferred Stock” and, together with the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-1 Preferred Stock, collectively, the “Voting Stock”), held by such stockholder will be voted as instructed on the BLUE proxy card.  If no instructions are given, such shares will be voted (i) FOR the election of directors of the nominees of the Board of Directors named below, and (ii) in the discretion of the proxies named in the BLUE proxy card on any other proposals to properly come before the meeting or any adjournment thereof.  Any proxy may be revoked by a stockholder of record prior to its exercise upon written notice to the Assistant Secretary of the Company, or by the vote of such stockholder cast in person at the meeting.  The approximate date of mailing of this Proxy Statement and accompanying form of BLUE proxy card is April 12, 2012.

On April 6, 2012, Brigade Leveraged Capital Structures Fund Ltd., together with certain other parties (collectively, “Brigade”) filed a proxy statement with the Securities and Exchange Commission (“SEC”) in which it has nominated a slate of one nominee, Neal Goldman, for election as a director and stated its intention to solicit proxies for use at the Annual Meeting to vote in favor of their own slate in opposition to one of the director candidates we have nominated.

We urge stockholders NOT to use any white proxy card or other proxy card that you may receive from Brigade.  You may receive proxy solicitation materials from Brigade, including opposition proxy statements and proxy cards.  Our Board of Directors urges you to vote FOR ALL of our nominees for director: James A. Barrett, Jr., John Bitove, George Boyer, Darrell Burks, Michael Duggan, Freman Hendrix, Soohyung Kim, Yvette Landau and Charles Moore.

We are not responsible for the accuracy of any information provided by or relating to Brigade or the Brigade nominees contained in any proxy solicitation materials filed or disseminated by Brigade by, or on behalf of Brigade or any other statements that Brigade may otherwise make or that may be made on its behalf.  Brigade chooses which stockholders receive its proxy materials.

VOTING

Stockholders Entitled to Vote

Stockholders of record at the close of business on March 23, 2012, the record date for the solicitation of proxies for the Annual Meeting (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote their shares held on that date.  As of the Record Date, 152,054 shares of Series A-1 Common Stock, 1,463,535 shares of Series A-1 Preferred Stock and 162,255 shares of Series A-2 Preferred Stock were outstanding.  Each outstanding share of Series A-1 Common Stock is entitled to ten votes and each outstanding share of Series A-1 Preferred Stock is entitled to a number of votes equal to ten times the number of shares of Series A-1 Common Stock into which such share of Series A-1 Preferred Stock is convertible as of the Record Date.  Each outstanding share of Series A-2 Preferred Stock is entitled to a number of votes equal to the number of shares of Series A-2 Common Stock into which such share of Series A-2 Preferred Stock is convertible as of the Record Date.  As of the Record Date, after giving effect to accrued dividends and subject to certain conversion limitations included in our certificate of incorporation, each share of our Series A-1 Preferred Stock is convertible into 1.1297 shares of our Series A-1 Common Stock, and each share of our Series A-2 Preferred Stock is convertible into 1.1297 shares of our Series A-2 Common Stock, $0.01 par value per share (the “Series A-2 Common Stock”).  No shares of the Series A-2 Common Stock of the Company were outstanding as of the Record Date.  Stockholders do not have cumulative voting rights.

Stockholders who hold Voting Stock in “street name”, that is, through an account with a broker, bank or other similar organization, as of such date may direct the holder of record how to vote their shares at the Annual Meeting by following the instructions for this purpose that the street name holder will receive from the holder of record.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices located at 555 East Lafayette Detroit, Michigan 48266 for a period of at least 10 days prior to the Annual Meeting and during the Annual Meeting.

Quorum

The holders of a majority of the issued and outstanding shares of the Voting Stock of the Company entitled to vote at the meeting must be represented in person or by proxy at the Annual Meeting for there to be a quorum and for the meeting to be held.  Withheld votes, abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present.  In the event that a quorum is not present, the Annual Meeting will likely be adjourned or postponed in order to solicit additional proxies.

The Board will appoint an independent inspector of elections which will tabulate the votes cast by proxy or in person at the Annual Meeting, and will determine whether or not a quorum is present.

Vote Required for Approval

To be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes cast.  If a quorum is present, the nine nominees receiving the highest number of affirmative votes will be elected as directors of the Company.  Shares subject to instructions to withhold authority to vote on the election of directors will not be voted.

Broker Non-Votes

Brokers, banks or other similar organizations holding shares in “street name” for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on non-routine matters in the absence of specific instructions from such customers.  This is commonly referred to as a “broker non-vote.”  With respect to the proposals in question, broker non-votes will be counted for quorum purposes but will not be counted as “votes cast” either for or against such proposals.

The election of directors is considered a non-routine matter and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on this matter absent specific instructions from you.  Since broker non-votes with respect to the election of directors will not be counted as “votes cast,” if your shares are held by a broker, bank or other similar organization, it is critical that you vote or provide specific instructions to your broker, bank or similar organization if you want your vote to count.

Shares represented by proxy will be voted as directed on the BLUE proxy card and, if no direction is given, will be voted as follows:

1.           “FOR” the election of each of the Director nominees; and

2.           In the best judgment of the persons named in the proxies, with respect to any other matters that may properly come before the meeting.

How to Vote

As a holder of Voting Stock of the Company, you are invited to attend the Annual Meeting and vote your shares in person.

You may also vote by mail.  If you do not expect to attend the Annual Meeting in person, and choose to vote on the proposals on the agenda by mail, simply complete the BLUE proxy card, sign and date it, and return it in the postage-paid envelope provided.  If you are a stockholder whose shares are held in “street name” (i.e., in the name of a broker, bank or other similar organization), you may obtain a proxy, executed in your favor, from the record holder.  You may sign the proxy card and return it to the Company, or you may direct the record holder of your shares to vote your proxy in the manner you specify.  Further, if your shares are held in street name, you must communicate your instructions respecting the voting of your shares to the record holder, or your broker, bank or other similar organization will be prohibited from voting your shares.  Voting by mail will not affect your right to vote in person if you decide to attend the Annual Meeting; however, if you wish to revoke your proxy, you must first notify the Assistant Secretary of your intent to vote in person, and must actually vote your shares at the Annual Meeting.

If you received more than one BLUE proxy card, you may hold shares in more than one account.  To ensure that all of your shares are voted, you must sign and return each card.

Revoking Your Proxy

You may change or revoke your proxy at any time before it is voted at the Annual Meeting.  You can send a written notice of revocation of your proxy to the Assistant Secretary at 555 East Lafayette Detroit, Michigan 48266 Attention: Assistant Secretary, so that it is received before the taking of the vote at the Annual Meeting.  You can also attend the Annual Meeting and vote in person.  Your attendance at the Annual Meeting will not in and of itself revoke your proxy.  In order to revoke your proxy, you must also notify the Assistant Secretary of your intent to vote in person, and then vote your shares at the Annual Meeting.  If you require assistance in changing or revoking your BLUE proxy, please contact our proxy solicitor, MacKenzie Partners, Inc. at 105 Madison Avenue, New York, NY 10016 or by telephone at (212) 929-5500 (collect) or (800) 322-2885 (toll free).

Even if you have previously signed a white proxy card or other proxy card sent by Brigade, you have every right to change your vote.  You may do so by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided.  We urge you to disregard any white proxy card or other proxy card sent to you by Brigade.

Attending the Annual Meeting

If you plan to attend the Annual Meeting and wish to vote your shares in person, you will be asked to present valid government-issued photo identification, such as a driver’s license.  If you are a holder of record, you will need to bring with you your BLUE proxy card to gain admission to the Annual Meeting.  If you require special assistance due to a disability or other reasons, please notify William Williams in writing at 555 East Lafayette Detroit, Michigan 48266 Attention: William Williams or by telephone at (313) 223-2999.  If your shares are held by a broker, bank or other similar organization, bring with you to the Annual Meeting the BLUE proxy card, any voting instruction form that is sent to you, or your most recent brokerage statement or a letter from your broker, bank or other similar organization indicating that you beneficially owned the shares of Voting Stock as of the Record Date.  We can use that to verify your beneficial ownership of Voting Stock and admit you to the Annual Meeting.  If you intend to vote at the Annual Meeting, you also will need to bring to the Annual Meeting a legal proxy from your broker, bank or other similar organization that authorizes you to vote the shares that the record holder holds for you in its name.

Voting Results

The results of voting at the Annual Meeting will be filed with the SEC within four business days after the Annual Meeting and will be available on the SEC’s website, www.sec.gov, or on our website, www.greektowncasino.com.  If the final results are not available at that time, we will provide preliminary voting results in a Form 8-K and will provide the final voting results in an amendment to the Form 8-K as soon as they are available.

Other Matters to be Presented

We are not aware of any matters to be presented at the meeting, other than those described in this Proxy Statement.  If any matters not described in this Proxy Statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares.  If the meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement as well.

If You Have Questions or Need Assistance Voting

If you have any questions or need assistance voting, please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
(212) 929-5500 (call collect)
or
Toll-Free (800) 322-2885

Company Background Information

On May 29, 2008 (the “Petition Date”), Greektown Holdings, L.L.C. (“Greektown Holdings”) together with its direct and indirect subsidiaries and certain affiliates, filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Michigan.  As contemplated by a plan of reorganization (the “Plan”) approved by the Bankruptcy Court, the Company was incorporated under the laws of the State of Delaware on March 17, 2010.  The Plan was confirmed on January 22, 2010 and became effective on June 30, 2010 (the “Effective Date”).  Since that date, each of the Company and its wholly-owned subsidiary, Greektown Newco Sub, Inc. (the “Greektown Sub”), have held 50% of the outstanding membership interests of Greektown Holdings.  The Company is a holding company that has no other operating assets.  Through its direct and indirect ownership of Greektown Holdings, the Company owns and operates a hotel and casino gaming facility known as Greektown Casino Hotel (“Greektown Casino”).  Greektown Casino, L.L.C. (“Greektown LLC”) also holds all the ownership interest in Contract Builders Corporation (“Contract Builders”) and Realty Equity Company, Inc. (“Realty Equity”), each of which owns real estate near Greektown Casino.  Unless otherwise indicated or the context otherwise requires, the following discussion describes the business and operations of the Company after the Effective Date.  The Company’s corporate headquarters are located at 555 East Lafayette, Detroit, Michigan 48226.

On the Effective Date, the Company issued $385 million in 13% Senior Secured Notes (the “Senior Secured Notes”) and entered into a $30 million revolving credit facility with Comerica Bank (the “Revolving Loan” and, together with the Senior Secured Notes, the “Exit Financing”).  On the Effective Date, the proceeds of a rights offering for shares of our Preferred Stock received from certain holders of notes of Greektown Holdings, who had purchased such notes prior to the bankruptcy filing (the “Noteholder Plan Proponents”), the proceeds of the direct purchase of Preferred Stock, and the proceeds from the sale of the Senior Secured Notes were used to pay all outstanding borrowings under our debtor-in-possession financing facility (the “DIP Facility”), to repay the pre-petition secured claims, and to make other payments required upon emergence from bankruptcy.  The proceeds from the sale of the Senior Secured Notes remaining after the foregoing payments were made, as well as the Revolving Loan, were used to provide ongoing liquidity to conduct our operations.

The Company's Board and Management Team Have Taken the Steps Necessary to Position the Company for Success

Greektown Casino L.L.C. emerged from bankruptcy on June 30, 2010. The Company has made meaningful strides during the period following its emergence from bankruptcy, which the Company believes are beginning to favorably impact results.  In effecting positive change to the performance and culture of the business, following its emergence from bankruptcy, the Board and management team had to overcome the years of neglect to the casino property and the cumulative effects of multiple changes in management, during a period when the Company’s two leading competitors were investing substantially in their properties.  Among the steps taken to improve performance are the following:

•
The Company strengthened its management team by engaging Michael Puggi as Chief Executive Officer in June 2011 and Glen Tomaszewski as Chief Financial Officer in October 2011, hiring other key executives and realigning the management team.

•
The Company completed numerous renovations of the casino, providing a fresh look and feel for its customers. These improvements include the Super Pit table games area, The Fringe video poker and sports bar, and a new first floor promotions area, cage and club booth. Among the benefits of these improvements was a reversal of the decline in table gaming revenue.

•	The Company has replaced older slot machines with newer machines and increased the number of slot machines on the gaming floor by approximately 100.

•	The Company unveiled Asteria, a new bar/lounge area and entertainment facility on the first floor of the casino.

•
The Company completed a land exchange with Wayne County, Michigan, yielding for the Company a parcel across the street from its casino and $10.7 million in net cash proceeds. The Company has commenced construction on the acquired property of an 850-car valet facility which is expected to be completed in the first quarter of 2013. This new garage will alleviate the Company's longstanding parking problem and is expected to drive revenues.*

•
The Company has put in place plans for 2012 improvements to the casino, which include the continued replacement of older slot machines and a net increase in slot machines; the addition of a fine dining area which will encourage guests to remain on the property longer and increase their playing time; the commencement of construction of a new rooftop lounge designed to broaden the demographic reach of Greektown Casino; and the launch of a high speed network designed to improve slot performance and enhance the technology for innovative bonus programs.*

•	The Company announced a marketing alliance with Tropicana Las Vegas, Inc.

The Company has begun to see benefits from the changes in the management team and improvements to its properties.  For the first two months of 2012, since the construction was largely completed, the Company has averaged a 25.6% market share, an increase over the Company’s average market share in each of 2010 and 2011.  The Company measures market share as its percentage of the total adjusted revenues, as reported by the MGCB; of the three casinos in Michigan: Greektown Casino, MGM Grand Detroit and MotorCity Casino.

Brigade's Preliminary Proxy Statement Contains Numerous Misstatements and Inaccuracies

In its Preliminary Proxy Statement, filed with the SEC on March 20, 2012, Brigade makes a number of false or misleading claims regarding the Company and its performance. Brigade claims that the Company presented in a June 2011 presentation, earnings before interest expense, income taxes, depreciation, amortization and restructuring charges, or EBITDAR, in a misleading manner.  Brigade has alleged that the Company failed to give effect in the Company’s 2009 EBITDAR to a Michigan gaming tax rollback in the amount of $17.3 million.  On that basis, Brigade alleged that the Company understated its EBITDAR performance in 2009 to mask a subsequent decline in EBITDAR performance.  In fact, the Company’s EBITDAR presentation of $79.2 million gave effect to the tax rollback for 2009, although the amount was approximately $15.4 million, as it went into effect as of February 15, 2009.  The discrepancy between the $79.2 million amount presented by the Company and the $88.7 million amount presented by Brigade consisted of $8.4 million of management fees, as noted in the footnotes to such presentation, and hotel pre-opening expenses of $1.1 million.  These amounts were included in the Company's $79.2 million figure, but excluded from Brigade's $88.7 million figure.

_______________
* Pending approval by the Michigan Gaming Control Board ("MGCB").

A reconciliation of such amounts is provided below (in millions):

2009 EBITDAR
Wall Street Research Amount Presented by Brigade	$88.7
Management Fees	(8.4)
Pre-Opening Fees	(1.1)
Greektown Presentation	$79.2

Brigade claims that the Company’s equity valuation has declined by almost 30% since June 30, 2010. In making this misleading claim, Brigade alleges that Greektown’s EBITDAR for the twelve months ended June 30, 2010 was $92.0 million and declined to $75.6 million for the twelve months ended December 31, 2011. In fact, the $92.0 million EBITDAR presented by Brigade overstates EBITDAR for that period by approximately $9.8 million as set forth below (in millions):

Gaming Tax rollback attributable to the period from February 2009 through June 2009 mistakenly included in the Brigade presentation	$6.6
Management Fees:	3.2
$9.8

Accordingly, EBITDAR for the period ended June 30, 2010, was approximately $82.0 million. Utilizing the valuation methodology applied by Brigade (which the Company does not in any event believe is an accurate valuation mechanism), the decline in equity value would have been 6.4% rather than the almost 30% equity value decline asserted by Brigade.

Please refer to Appendix B for a reconciliation of GAAP Net (Loss)/Income to EBITDAR.

Brigade also claims that the Company’s market share has steadily been declining, when in fact the Company’s market share has been trending upward since September 2011.  The Company measures market share as its percentage of the total adjusted revenues, as reported by the MGCB, of the three casinos in Michigan: Greektown Casino, MGM Grand Detroit and MotorCity Casino.  Brigade based its assertion on year-over-year market share data by the Company of 25.8%, 25.4% and 24.8% in 2009, 2010 and 2011, respectively.  Brigade’s presentation is an incomplete and misleading picture of the Company’s market share.  In fact, since September 30, 2011, the Company’s monthly market share has been on an upward trend at 23.6%, 25.6%, 24.7%, 25.1%, 25.9% and 25.3% in September, October, November, December, January and February, respectively.  These market share improvements have been realized even as the Company was undergoing significant construction on the casino floor during the second half of 2011.  For the first two months of 2012, since the construction was largely completed, the Company has averaged a 25.6% market share, an increase over the Company’s average market share in each of 2010 and 2011.

Brigade’s discussion of the compensation of George Boyer is also misleading.  Brigade compares Mr. Boyer’s 2010 total compensation to the compensation of several other chairmen or lead directors of the boards of directors of gaming companies.  Brigade fails to mention that the compensation paid to Mr. Boyer in 2010 was not only for his service as Chairman of the Board, but also for the position of Chief Executive Officer of the Company for approximately five months in 20101.  It should also be noted that the entire value of the stock compensation awarded to Mr. Boyer in 2010 was included as 2010 compensation. A substantial portion of that stock award actually vests over a three year period and, though required by SEC disclosure requirements to be included as 2010 compensation, was intended to compensate him over such three year period.

Brigade is Subject to a Suitability Review and Possible Divestment of Shares Owned by It

Brigade does not mention anywhere in its proxy filing that its right to continue to maintain ownership in the Company and Neal Goldman’s ability to serve as its director nominee, will be subject to a suitability review by the MGCB. Brigade had previously been afforded an institutional investor exemption by the MGCB, which allowed Brigade to own up to 15% of the Company’s capital stock, without undergoing a full suitability review.  The exemption afforded to Brigade required that Brigade remain a passive investor in the Company.  In order to nominate directors to serve on the Company’s Board, the MGCB required Brigade to irrevocably waive its institutional investor exemption and subject itself to a full suitability review under Section 206(c)(3) of the Michigan Gaming Control Act (the “MGCA”).  Under the MGCA, if Brigade’s suitability is not approved, Brigade will be required to divest of its share ownership in the Company.  Neal Goldman will also be subject to a suitability review as a condition to his service as a director.

______________________________

1 One of the chairman used in Brigade’s comparison, Steven Billick, was Interim Chief Executive Officer of MTR Gaming for approximately three months in 2010.

Brigade Has Failed to Disclose Its Prior Efforts to Effectuate a Related Party Transaction with the Company

In the summer of 2010 and shortly following the Company’s emergence from bankruptcy, Neal Goldman of Brigade approached members of the Board of the Company requesting that they engage an investment banker identified by Brigade to consider a strategic transaction between the Company and a distressed gaming property, in which Brigade had an investment.  The Company’s Board rejected this proposal as not in the best interests of the Company. Brigade now seeks your vote to have Neal Goldman added to the Board. There can be no assurance that Mr. Goldman will not seek to pursue self-interested transactions as a Board member.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors: John Bitove, George Boyer, Darrell Burks, Michael Duggan, Benjamin Duster, Freman Hendrix and Yvette Landau.  Our certificate of incorporation and bylaws provide that the Board of Directors will determine the size of the Board.  Elected directors hold office until their successor is elected or appointed, or the director resigns or is removed.  Pursuant to the Michigan Gaming Act, all Board members must be approved by the MGCB.  Current Board members John Bitove, George Boyer, and Yvette E. Landau were approved at a meeting of the MGCB on June 18, 2010.  Freman Hendrix, whose election to the Board satisfies our obligation under an Amended Settlement Agreement between the Company and the City of Detroit to maintain one director from the City of Detroit reasonably acceptable to the Mayor and City Council of Detroit or an unpaid ombudsman with the right to attend Board meetings, was approved by the MGCB on September 14, 2010, and Michael Duggan and Benjamin Duster were approved by the MGCB on February 23, 2011 and March 29, 2011, respectively.  All of the current directors were nominated and approved by certain parties we refer to as the “Put Parties” and the “Noteholder Plan Proponents” as part of our plan of reorganization.  On March 12, 2012, the Board of Directors elected Darrell Burks to serve as a director and Mr. Burks’ election was approved by the MGCB on March 16, 2012.

Based on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), the Board of Directors has nominated James A. Barrett, Jr., John Bitove, George Boyer, Darrell Burks, Michael Duggan, Freman Hendrix, Soohyung Kim, Yvette Landau, and Charles Moore for election as directors of the Company.  The suitability of each of Messrs. Barrett, Kim and Moore to serve as a director of the Company has not yet been approved by the MGCB.  Accordingly, if elected, they will not commence service as a director unless and until the MGCB approves their suitability as a director.  Mr. Duster will continue to serve as a director until the first of the three new nominees is approved by the MGCB.  Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected.  If, for any reason, at the time of the election any of the Board’s nominees should become unwilling or unable to serve as a director, it is intended that the proxies voted for the election of such director will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board.  However, the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve as a director.

The Company received a letter on February 17, 2012 from Brigade pursuant to which Brigade indicated that it would like to propose certain individuals for nomination to the Board and requested a meeting with the Corporate Governance and Nominating Committee in order to discuss Brigade’s proposed slate of candidates.  Prior to receiving this letter, we did not have any communications relating to alternative director candidates or similar matters with Brigade.  On March 2, 2012, the deadline under the Company’s bylaws for stockholders to submit notice to the Company of their intention to nominate directors, the Company received notice from Brigade advising that Brigade is nominating two individuals for election to the Company’s Board, James A. Barrett, Jr. and Neal P. Goldman.  Also on March 2, 2012, the Company received a letter from George Boyer, the Company's Executive Chairman and Chairman of the Board advising that Mr. Boyer is nominating four individuals to the Board including himself, Soohyung Kim, Charles Moore and Michael Puggi (the Company’s Chief Executive Officer).  On April 6, 2012, Brigade filed a proxy statement with the SEC in which it has nominated a slate of one nominee, Neal Goldman, for election as a director and stated its intention to solicit proxies for use at the Annual Meeting to vote in favor of its own slate in opposition to one of the director candidates we have nominated.  As of March 23, 2012, the record date for voting at the Annual Meeting, according to the proxy statement filed by Brigade on April 6, 2012, Brigade beneficially owned shares of Company capital stock representing approximately 6.6% of the aggregate voting power of the Company’s outstanding capital stock.

The Company's Nominating Committee and other members of the Board who expressed an interest met with each of the six candidates named in the letters (with the exception of Mr. Puggi who was already familiar to them).  The Board, based upon the recommendation of the Nominating Committee gave consideration to a board size of seven, nine or eleven members and determined that nine members would be a fair middle ground, which would enable the Board to expand its talent pool and strengthen the gaming industry background on the Board.  The Nominating Committee recommended that, given Brigade’s voting interest of approximately 6.6%, one representative on the Board for Brigade would be appropriate.  The Nominating Committee further recommended Mr. Barrett, as Brigade’s nominee, given his strong experience in the casino industry and his accounting background as a certified public accountant.  The Nominating Committee also recommended Mr. Kim as a representative of Standard General L.P., taking into account its voting interest in the Company of approximately 15.9% and Mr. Kim's deep background in the gaming industry and financial sector.  Lastly, the Nominating Committee recommended Mr. Moore as a Board member, taking into account his strong financial and accounting background, his gaming industry background and his prior experience as a consultant to the Company during the bankruptcy of the Company and for a brief period following its emergence from bankruptcy, through his consulting firm Conway Mackenzie, Inc.  The Nominating Committee determined that Mr. Puggi would make a strong addition to the Board, and that his candidacy would be reconsidered at a later date.  The Nominating Committee also considered each of the existing members of the Board, concluding that each of such members were valuable contributors.  In an effort to arrive at a slate which would not increase the Board size beyond nine members, while reflecting nominees from each of the stockholders who had previously submitted director nominees, and broad based Board composition, Mr. Duster was willing, and the Board appreciated and accepted his offer, to step down as a director.  Mr. Duster agreed to serve until the first of the new nominees is approved by the MGCB.  Based upon the recommendation of the Nominating Committee, the Board unanimously approved the slate of nine directors contained in this Proxy Statement.

The following table sets forth certain information with respect to the individuals nominated for election to the Board at the Annual Meeting.

NOMINEES FOR DIRECTOR

Name of Director	Age	Director of the Company Since

James A. Barrett, Jr.	60	N/A
John Bitove	51	June 30, 2010
George Boyer	60	March 17, 2010
Darrell Burks	55	March 16, 2012
Michael E. Duggan	53	March 22, 2011
Freman Hendrix	61	September 14, 2010
Soohyung Kim	37	N/A
Yvette E. Landau	55	June 30, 2010
Charles Moore	40	N/A

Biographies of Directors Nominated for Election at the Annual Meeting

James A. Barrett. Mr. Barrett is the President of The JABarrett Company, a Nevada based financial advisory firm which provides independent financial and organizational guidance to private businesses and their owners. Prior to his retirement in July 2011, Mr. Barrett served for over 25 years as the senior financial executive and board member of Marnell Companies, a Nevada-based privately held firm involved in various business units, including Marnell Corrao Associates, the nation’s oldest and largest hotel casino design/build firm with a portfolio of properties that includes Las Vegas’ Bellagio, Caesars Palace, the M Resort and Atlantic City’s Borgata. From 1986 to 1999, Mr. Barrett served as co-founder, President and board member for the Rio Hotel & Casino Inc., and its subsidiaries. In 1999, the company was acquired by Harrah’s Entertainment, Inc., in a transaction valued at $880 million and Mr. Barrett remained a consultant through April 2000. Mr. Barrett has a Bachelor degree in Accounting from the University of Florida and is a licensed Certified Public Accountant.  Mr. Barrett was first proposed as a candidate in a letter from Brigade to the Company dated March 2, 2012.  Mr. Barrett’s substantial experience in senior leadership positions in, and deep knowledge of, the gaming industry, vast financial experience and expertise led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.  Mr. Barrett has also been included in Brigade’s slate of nominees for director for the 2012 Annual Meeting.

John Bitove. Mr. Bitove has been Chairman of DAVE Wireless Inc., operating as Mobilicity, since 2009. Mobilicity is Canada’s 3.5G mobile operator offering wireless services in 10 of Canada’s 13 largest metropolitan markets covering over half of Canada’s total population with voice, data and text offerings. Mr. Bitove has also been the Executive Chairman of Canadian Satellite Radio Holdings (CSR) Inc. (TSX: XSR), since 2005, Canadian Satellite Radio Holdings (CSR) Inc., which operates as XM Canada, broadcasts across Canada and programs 13 Canadian channels that are carried in the United States. He has also been the Chairman and Chief Executive Officer of Scott’s Real Estate Investment Trust (TSX: SRQ.UN), a Canadian “small-box” retail property owner that currently owns and leases 220 commercial properties in major provinces across Canada, since 2005.  Mr. Bitove serves as a director of the S Cool Life Fund.  From July 2000 to March 2011, Mr. Bitove was the Executive Chairman of the Priszm Income Fund.  On March 31, 2011, Priszm Income Fund sought and obtained an initial order under the Companies’ Creditors Agreement Act (Canada), and effective September 21, 2011, a receiver was appointed and the Companies’ Creditors Agreement Act (Canada) proceedings were terminated.  Mr. Bitove was the volunteer President and Chief Executive Officer of Toronto’s bid for the 2008 Olympic Games and was the head of the organizing committees that brought the World Indoor Athletics Championships and World Championships of Basketball to Canada in 1993 and 1994. In 1993, he founded the Toronto Raptors of the NBA and created the Air Canada Centre, Toronto’s major indoor sports and entertainment venue, in which he sold his interests in 1997. Mr. Bitove’s substantial management experience as a senior leader of various companies across multiple industries, including highly regulated industries like ours, led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

George Boyer. Mr. Boyer has been a Director and Chairman of the Board of the Company since March 17, 2010, and has been Executive Chairman and interim Chief Executive Officer of the Company from August 10, 2010 to June 15, 2011. Mr. Boyer was President and Chief Operating Officer of MGM Grand Detroit from 2002 to 2008 and a member of the development team for the permanent casino, which opened in 2007. Previously, he served as President of another MGM Resorts International subsidiary company and held other senior leadership positions in Las Vegas. MGM Resorts International (formerly known as MGM Mirage) is an entertainment company headquartered in Las Vegas that owns resort-casinos, restaurants, residential living and retail departments in Nevada and Michigan. Before Mr. Boyer joined the gaming industry, he held various positions at the Philadelphia Stock Exchange and the United States General Accounting Office from 1976 through 1986. Mr. Boyer was an audit committee member and director of First Mercury Financial Corporation (NYSE: FMR), a property and casualty insurance company based in Southfield, Michigan, from 2009 until the sale of the company in February, 2011. Mr. Boyer’s substantial experience in senior leadership positions in, and deep knowledge of, the gaming industry, vast financial experience and expertise, and knowledge of the Company gained through his service as interim Chief Executive Officer of the Company and Executive Chairman of the Board led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

Darrell Burks. Mr. Burks has been a partner at PricewaterhouseCoopers LLP (“PricewaterhouseCooopers”) since 1992. Mr. Burks has experience providing audit and consulting services to companies in all aspects of the casino gaming industry including casino-hotels, card clubs, Native American Casinos, and debt offerings.  Mr. Burks is a specialist in matters related to business risk and internal controls and has advised clients of all sizes regarding corporate risk management, accounting systems, control environments, and business processes. Mr. Burks’ many years of experience in the gaming industry, as well as his extensive audit, consulting, business risk, and internal controls led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

Michael E. Duggan. Mr. Duggan has been President and Chief Executive Officer of Detroit Medical Center since January 2004, overseeing eight hospitals and 12,000 employees. Prior to that, Mr. Duggan served as the Wayne County Prosecutor from 2003 to 2011. From 1987 to 2000, Mr. Duggan was Deputy Wayne County Executive, during which period he oversaw ten departments and 6,000 employees with an annual budget of $1.5 billion. In 1995, Mr. Duggan was appointed by Governor John Engler as one of the eleven members of the Governor’s Blue Ribbon Commission on Casino Gaming. The Commission recommended that Michigan allow the construction of three new casinos within the City of Detroit, a recommendation that became the basis of the 1996 statewide ballot initiative that authorized the Detroit casinos. Mr. Duggan’s substantial management experience, both in the public and private sector, as well as his service on the Governor’s Blue Ribbon Committee on Casino Gaming, which gives him a unique insight into the gaming industry as conducted in the City of Detroit, led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

Freman Hendrix.  Mr. Hendrix has been President and principal owner of Advanced Security & Investigative Solutions, a uniformed security guard company, since 2006.  From 2006 to 2009, he was Chief Government Relations Officer and Administrator at Eastern Michigan University.  Prior to that, Mr. Hendrix served as Chief Operations Officer at Strategic Staffing Solutions, a Detroit-based information technology staffing and solutions company, from 2001 to 2004.  Mr. Hendrix was a former partner in Mulligan’s Golf Learning Center Partnership, which filed a petition for bankruptcy protection in the United States Bankruptcy Court for the Eastern District of Michigan on September 29, 2006.  Mr. Hendrix's public career includes: Chairman of the City of Detroit Charter Commission, a nine person elected body charged with rewriting the City's charter.  Mr. Hendrix served as former Chief of Staff and Deputy Mayor of City of Detroit, overseeing 43 departments and 17,000 employees.  Prior to that, Mr. Hendrix held various positions in Wayne County government, including Director of Community Development and Assistant County Executive for Legal Affairs.  Mr. Hendrix has been Vice Chairman of the Board since September 30, 2010 and sits as the designee of the City of Detroit.  Mr. Hendrix’s executive management and senior leadership positions in both corporate and government entities, as well as the fact that his participation on the Board satisfies the requirement under the Amended Settlement Agreement to maintain one director from the City of Detroit acceptable to the Mayor and the City Council of Detroit, led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

Soohyung Kim. Mr. Kim is the Chief Investment Officer of Standard General, a $500 million investment fund.  Mr. Kim was formerly Director of Research and Founding Partner of Cyrus Capital Partners.  Prior to that, he was a Principal at Och-Ziff Capital Management where he helped launch its fixed income business.  He has more than 15 years of investment management experience having started his career as an analyst on the proprietary trading desk at Bankers Trust Company.  Mr. Kim is the Chief Executive Officer and a member of the Board of Directors of ALST Holdco, which owns the Aliante Casino in Las Vegas, Nevada.  He is currently a member of the Board of Directors of New Young Broadcasting, which owns and operates 10 television stations, including 9 network affiliates as well as independent KRON in San Francisco, and a member of the Board of Directors of Greenwich House, a 110-year old charitable organization based in New York’s Greenwich Village.  He graduated with an A.B. from the Wilson School of Public and International Affairs at Princeton University.  Mr. Kim was first proposed as a candidate in a letter from Mr. Boyer to the Company dated March 2, 2012.  Mr. Kim’s significant knowledge of the gaming industry, and his extensive experience in the financial sector led the Board to conclude that he should serve as a director of the Company as of the date of this Proxy Statement.

Yvette E. Landau. Since April 2005, Ms. Landau has been a co-owner of W.A. Richardson Builders, LLC, which provides casino advisory, general contracting, construction management and purchasing services to casino resorts. Ms. Landau was Vice President, General Counsel and Secretary of Mandalay Resort Group, a formerly NYSE listed company that owned various casino resort properties, from 1996 to April 2005 when it was acquired by MGM Resorts International (formerly MGM Mirage) and previously served as Associate General Counsel of Mandalay Resort Group from 1993. Mandalay Resort Group owned 16 casinos in four jurisdictions, with over $2.5 billion in revenues, 28,000 hotel rooms and 35,000 employees. Ms. Landau has served on the Board of Trustees of the International Association of Gaming Advisors, was the president of the organization in 2007, and continues to be involved with the organization as a counselor. Ms. Landau serves on the board of directors of Monarch Casino & Resort, Inc. (“NASDAQ: MCR), which through its wholly-owned subsidiary owns and operates the Atlantis Casino Resort Spa in Reno, Nevada. From 1984 to 1993, she practiced law at Snell & Wilmer in Phoenix, Arizona as an associate and then partner. Ms. Landau’s many years of experience in the gaming industry, including as an executive officer and director of, and advisor to, gaming companies, as well as her extensive knowledge of the gaming industry led the Board to conclude that she should serve as director of the Company as of the date of this Proxy Statement.

Charles Moore. Since 2001, Mr. Moore has been employed by Conway MacKenzie, Inc., a restructuring and financial advisory firm, where he is a Senior Managing Director and Shareholder.  Before joining Conway MacKenzie, Mr. Moore was the Chief Financial Officer for Horizon Technology LLC, a privately owned automotive supplier from 2000 to 2001, and prior to that he was a Manager in the middle market consulting practice of Deloitte & Touche from 1994 to 2000.  Mr. Moore is a Certified Turnaround Professional and a Certified Public Accountant and holds memberships in the Turnaround Management Association, American Bankruptcy Institute, American Institute of Certified Public Accountants and Michigan Association of Certified Public Accountants.  He received his Masters of Business Administration and his Bachelor of Arts degree from Michigan State University.  From 2008 to 2009, Mr. Moore served on the Legislative Committee on Government Efficiency, a nine person task force charged with identifying ways to improve the State of Michigan’s finances.  Mr. Moore was first proposed as a candidate in a letter from Mr. Boyer to the Company dated March 2, 2012.  Mr. Moore’s significant experience in the gaming industry, his perspective as a consultant to the Company during its bankruptcy and following its emergence, his expertise in restructuring and reorganizing companies, as well as his extensive financial and accounting background led the Board to conclude that he should serve as director of the Company as of the date of this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE BOARD’S NINE NOMINEES FOR DIRECTOR BY RETURNING THE ENCLOSED BLUE PROXY CARD.

CORPORATE GOVERNANCE

General.  The Company’s by-laws provide that the number of members of the Board of Directors shall be determined from time to time by resolution of the directors. The Company’s Board of Directors should neither be too small to maintain the needed expertise and independence, nor too large so as to be inefficient in functioning.  The Company’s Board of Directors currently has nine members.

Although none of the Company’s securities are listed on a national securities exchange and the Company is not subject to the rules of any national securities exchange, for purposes of this Proxy Statement, the independence of our directors is determined under the corporate governance rules of the NASDAQ Stock Market.  The independence rules of the NASDAQ Stock Market include a series of objective tests, including that an “independent” person will not be employed by us and will not be engaged in various types of business dealings with us.  In addition, the Board is required to make a subjective determination as to each person that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the person’s responsibilities.  The Board has determined that, other than George Boyer, Darrell Burks and Charles Moore each of the directors on the Board and each nominee is independent under the independence standards of the NASDAQ Stock Market.  The Board determined that Mr. Burks is not independent under the standards of the NASDAQ Stock Market because his brother is a partner of Ernest & Young LLP, the Company’s outside auditor.  The Board determined that Mr. Moore is not independent under the standards of the NASDAQ Stock Market because he is a principal of Conway MacKenzie, Inc. which provided financial advisory services to the Company in 2009 and 2010.

During the fiscal year ended December 31, 2011, the Board met six times.  Each of the directors participated in 75% or more of the aggregate number of meetings of the Board and committee(s) on which he or she served during the 2011 fiscal year, during the period for which he or she was a director and/or a member of such committee.

It is the policy of our Board of Directors that directors are encouraged, but are not required, to attend all annual stockholders meetings.  All of the members of the Board of Directors attended the 2011 Annual Meeting of stockholders.

The standing committees of the Board include an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Regulatory Compliance Committee.

Audit Committee.  In 2011, the Audit Committee was comprised of Benjamin C. Duster IV, John Bitove and Yvette E. Landau.  Mr. Burks was appointed to the Audit Committee on March 22, 2012.  Mr. Duster acts as Chairman of the Audit Committee. The Audit Committee is responsible for the appointment of the Company’s independent registered public accountants, examining the results of audits, reviewing internal accounting controls, and reviewing related party transactions.  The duties of the Audit Committee are fully set forth in the charter adopted by that committee, a copy of which is available on the “investor info” page of our website at www.greektowncasino.com.  The Board has determined that Benjamin C. Duster, IV is an “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K of the Exchange Act, and that all Audit Committee members  are “independent” as defined by the NASDAQ rules, and as required by the Exchange Act.  The Audit Committee met five times in fiscal 2011.

Compensation Committee. The Compensation Committee has three members, consisting of John Bitove, Freman Hendrix, and George Boyer.  Mr. Bitove acts as Chairman of the Compensation Committee.  The Compensation Committee is comprised of two non-employee directors, whom the Board has determined are “independent” in accordance with applicable NASDAQ rules.  Mr. Boyer acts as a member of the Compensation Committee, but is not an independent director. The Compensation Committee met six times in fiscal 2011.  The Compensation Committee has a written charter, which is available on the “investor info” page of our website at www.greektowncasino.com.

The Compensation Committee’s principal functions are to:

•	develop and oversee the implementation of the Company’s compensation philosophy with respect to the directors and senior management of the Company;

•
assure that the employees of the Company and its subsidiaries are compensated effectively in a non-discriminatory manner consistent with such compensation philosophy, internal equity considerations, market practice and the requirements of the appropriate employment laws and regulatory bodies; and

•	perform other functions or duties deemed appropriate by the Board.

The agenda for meetings of the Compensation Committee is determined by its Chairman.  The Compensation Committee establishes, amends, reviews and approves the compensation and benefit plans with respect to officers and employees, including determining individual elements of total compensation of the Chief Executive Officer and other executive officers, and reviewing the performance of the Company and its executive officers with respect to these elements of compensation.  The Compensation Committee has the authority to retain, at the expense of the Company, outside legal or other expert advice, including financial advice, to the extent it deems necessary or appropriate from time to time.  There were no changes to executive compensation in fiscal year 2011.  Generally, however, in determining the compensation levels of the Company’s executive officers, the Compensation Committee may consider proposals from the Chief Executive Officer and the Executive Chairman of the Board with respect to the appropriate levels of bonus and equity compensation for the Company’s executive officers (other than the Chief Executive Officer).  The Committee may delegate its duties and responsibilities to the Chief Executive Officer or the Executive Chairman of the Board if it determines that such delegation is in the best interest of the Company and it is not prohibited by law from doing so.  Neither the Company nor the Compensation Committee has engaged any compensation consultants to assist in determining or recommending the amount or form of compensation to be paid to the Company’s executive officers.

 Nominating and Corporate Governance Committee.  The Board has also established the Nominating Committee, consisting of Freman Hendrix, George Boyer and Michael Duggan.  Mr. Hendrix acts as Chairman of the Nominating Committee. The Nominating Committee is comprised of two non-employee directors, of whom the Board has determined are “independent” in accordance with applicable NASDAQ rules.  Mr. Boyer acts as a member of the Nominating Committee, but is not an independent director.  The purposes of the Nominating Committee are to assist the Board by identifying individuals qualified to become Board members and members of Board committees, lead the Board in its annual review of the Board’s and management’s performance, monitor the Company’s corporate governance structure, and periodically review and recommend to the Board any proposed changes to the Corporate Governance Guidelines. The duties of the Nominating Committee are fully set forth in the charter adopted by that committee, a copy of which is available on the “investor info” page of our website at www.greektowncasino.com.  The Nominating Committee met four times during fiscal 2011.

In consultation with, and with the assistance of, the Chairman of the Board and the Chief Executive Officer, the Nominating Committee, among other things: (i) identifies candidates for election to the Board; (ii) gathers information on such candidates; (iii) conducts interviews and holds meetings with candidates; (iv) make recommendations to the full Board as to particular candidates to fill vacancies on the Board from time to time; and (v) makes recommendations to the full Board as to the slate of candidates for membership on the Board to be presented to the stockholders for consideration at the Company’s Annual Meeting of stockholders.

The Nominating Committee considers many factors when evaluating candidates for nomination to the Board, with the goal of fostering a Board comprised of directors with a variety of experience and backgrounds.  The Committee is authorized to retain expert advice from third parties to the extent it deems necessary or appropriate from time to time, but did not retain any third party for such purposes during fiscal 2011.  We have no formal policy regarding board diversity.  Our priority in selection of Board members is identification of members who will further the interests of our stockholders through their management experience, financial expertise, knowledge of our business and the gaming industry, understanding of the competitive landscape, familiarity with our targeted markets and experience with the regulatory framework to which we are subject.  Important factors that will be considered as part of the Nominating Committee’s evaluation include (without limitation) whether the proposed member has the attributes and skills to make him or her suitable to serve as our director, in light of our highly regulated casino and hotel business, our complex operations and large number of employees.

The Nominating Committee will consider persons recommended by stockholders as candidates for nomination as a director.  In evaluating such nominations, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.  Recommendations should be submitted to the Secretary of the Company.  Each recommendation should include a personal biography of the suggested candidate, an indication of the background or experience that qualifies such person for consideration, and a statement that such person has agreed to serve if nominated and elected.  Stockholders who wish to nominate a person for election to the Board themselves, rather than recommending a candidate to the Nominating Committee for potential nomination by the Board, must comply with applicable law.  On March 2, 2012, the Company received notice from Brigade advising that Brigade is nominating two individuals for election to the Company’s Board and on March 20, 2012, Brigade filed a proxy statement with the SEC in connection with its solicitation of proxies.  On March 2, 2012, the Company also received a letter from George Boyer, the Company's Executive Chairman and Chairman of the Board advising that Mr. Boyer is nominating four individuals to the Board including himself, Soohyung Kim, Charles Moore and Michael Puggi (the Company’s Chief Executive Officer).  These recommendations were considered by the Nominating Committee, as described in “Proposal 1 – Election of Directors” beginning on page 5 of this Proxy Statement.

Regulatory Compliance Committee.  The Board has also established a Regulatory Compliance Committee which consisted of Yvette E. Landau, Michael Duggan and Benjamin C. Duster IV in fiscal 2011.  Mr. Burks was nominated to the Regulatory Compliance Committee on March 22, 2012.  Yvette E. Landau acts as Chairperson of the Regulatory Compliance Committee.  The Regulatory Compliance Committee is comprised of non-employee directors, all of whom the Board has determined are “independent” in accordance with applicable NASDAQ rules.  The purpose of the Regulatory Compliance Committee is to assist the Board in overseeing the Company’s compliance with the laws, regulations and standards of conduct to which the Company is subject.  The duties of the Regulatory Compliance Committee are fully set forth in the charter adopted by that committee, a copy of which is available on the “investor info” page of our website at www.greektowncasino.com.  The Regulatory Compliance Committee met four times during fiscal 2011.

Shareholder Communication.  The Company does not have a formal procedure for stockholder communication with its Board of Directors.  The Company welcomes any informal or formal correspondence and has determined that a formal procedure is not necessary.  Stockholders who wish to contact the Board of Directors, a committee of the Board of Directors or an individual director should send their correspondence to Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226, Attention: Board of Directors.  Any such communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication.  The Company will initially receive and process a communication before forwarding it to the addressee or addressees.  The Company generally will not forward a stockholder communication to its directors if it determines that such communication is primarily commercial in nature or is abusive, threatening or otherwise inappropriate.

Code of Ethics.  We have adopted a Code of Business Conduct and Ethics applicable to the Company’s directors, as well as senior executive management and employees engaged in finance, accounting, information technology, surveillance, public reporting, compliance, and internal auditing, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K, and we maintain procedures for the confidential and anonymous submission by employees of complaints regarding our accounting, internal accounting controls, auditing matters and other issues.  A copy of our code of ethics is available on the “investor info” page of our website at www.greektowncasino.com.  The Company will disclose on its website any amendment to, or wavier from, a provision of the Code of Business Conduct and Ethics that applies to its Chief Executive Officer and Chief Financial Officer and that relates to any element of such code enumerated in item 406(b) of Regulation S-K.

Board Leadership Structure. We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies.  George Boyer served as our interim Chief Executive Officer, Executive Chairman of the Company and Chairman of the Board from August 10, 2010 to June 15, 2011.  Michael Puggi became the Company’s President and Chief Executive Officer on June 15, 2011.  Mr. Boyer will continue to serve as Executive Chairman of the Company from June 15, 2011 to December 31, 2012 as determined by the Board and Mr. Puggi will report to Mr. Boyer during this transitional period.  At the end of the transition period, Mr. Puggi will report directly to the Board.

The roles and responsibilities of the Chairman and our Chief Executive Officer are as follows:

The Chairman has the responsibility to: (1) coordinate with the Chief Executive Officer in establishing the agenda for the Annual Meeting of stockholders as well as the agenda for Board meetings; (2) provide strategic oversight; (3) provide management with direction and input regarding Board priorities, mandates and suggestions; and (4) perform such other functions as the directors may designate from time to time.

Our Chief Executive Officer has authority regarding day to day operations of the Company, oversight over all other officers of the Company and responsibility for executing strategies approved by the Board.  The Chief Executive Officer reports to the Executive Chairman and to the Board.  As discussed above, at the end of the transition period, the Chief Executive Officer will report directly to the Board.

The Board has reviewed the Company’s current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base and other relevant factors, and has determined that this Board leadership structure is appropriate for the Company as it enables Mr. Puggi to focus his efforts on managing the Company, while Mr. Puggi and our Board benefit from the valuable experience, guidance and knowledge of the Executive Chairman.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively.  As part of this annual self-evaluation, the Board will evaluate whether the current leadership structure continues to be optimal for the Company and its stockholders.

The Board does not have a lead independent director.  However, the independent members of the Board meet regularly without any executive directors present.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee met and held discussions with management and Ernst & Young LLP.  In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Ernst & Young LLP the Company’s audit financial statements, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of the Company’s internal controls over financial reporting.  The Audit Committee reviewed and discussed the audited financial statements for fiscal 2011 with management and has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“Communication with Audit Committees”).

The Company’s independent registered public accounting firm also provided to the Audit Committee certain written communications and the letter required by PCAOB Rule 3526, “Communications with Audit Committees Concerning Independence.”  The Audit Committee also discussed with the independent registered public accounting firm their independence from the Company.

Based on the Audit Committee’s review and discussions described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2011 be included in the Company’s Annual Report on Form 10-K for fiscal 2011 filed with the SEC.

AUDIT COMMITTEE*

BENJAMIN C. DUSTER IV., CHAIRMAN
JOHN BITOVE
YVETTE E. LANDAU

____________
*Darrell Burks was appointed to the Audit Committee on March 22, 2012. Mr. Burks did not participate in certain of the relevant reviews and discussions as a member of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Company’s Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock as of March 23, 2012 for (i) each person who is a member of the Board, (ii) each named executive officer and significant employee, (iii) each person known to the Company to be the beneficial owner of more than 5% of the Series A-1 Common Stock, the Series A-1 Preferred Stock and the Series A-2 Preferred Stock and (iv) the Board and the named executive officers of the Company as a group. Beneficial ownership is determined according to the rules of the SEC, and generally a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes any securities that a person has the right to acquire beneficial ownership within 60 days. Except as indicated, all shares of Voting Stock were owned directly as of March 23, 2012, and the person or entity listed as the beneficial owner has sole voting and investment power. The address for each director and executive officer of the Company is c/o Greektown Superholdings, Inc., 555 East Lafayette, Detroit, Michigan 48226.  In accordance with applicable SEC rules, the ownership and voting percentages included in this table (a) exclude shares issuable upon the exercise of warrants to purchase shares of our Voting Stock which are not exercisable within 60 days of March 23, 2012 and (b) do not give effect to the dividend accruals, which have the effect of increasing the number of Series A-1 Common Stock and Series A-2 Common Stock into which each share of Series A-1 Preferred Stock and Series A-2 Preferred Stock, respectively, is convertible.

	Series A-1		Series A-1		Series A-2
	Common Stock		Preferred Stock		Preferred Stock		Total		Voting(13
				% of		% of	Total
		% of		Total		Total	Number of
		Total		Series		Series	Capital	% of	% of
Name, Position and	Number	Series A-1	Number	A-1	Number	A-2	Stock	Total	Voting
Address of	Beneficially	Common	Beneficially	Preferred	Beneficially	Preferred	Beneficially	Capital	Capital
Beneficial Owner	Owned	Stock	Owned	Stock	Owned	Stock	Owned	Stock	Stock

John Bitove, Director(1)	1,388	*	—	—		—	1,388	*	*
George Boyer, Director(2)	4,471	*	—	—		—	4,471	*	*
Michael E. Duggan, Director (3)	1,388	*	—	—		—	1,388	*	*
Benjamin Duster, Director(4)	1,388	*	—	—		—	1,388	*	*
Freman Hendrix, Director(5)	2,031	*	—	—		—	2,031	*	*
Yvette E, Landau, Director(6)	1,388	*	—	—		—	1,388	*	*
Michael Puggi, President and CEO	—	—	—	—		—	—	—	—
Glen Tomaszewski, Senior Vice President and CFO	—	—	—	—		—	—	—	—
Clifford J. Vallier, General Manager	—	—	—	—		—	—	—	—
William M. Williams, Vice President of Guest Services	—	—	—	—		—	—	—	—
All Board directors and named executive officers as a group	12,054	7.93%	—	—		—	12,054	*	*
John Hancock Bond Fund(7)	885	*	17,280	1.18	% —	—	18,165	1.02%	1.11%
John Hancock Income Securities Trust(7)	768	*	14,991	1.02	% —	—	15,759	*	*
John Hancock Investors Trust(7)	978	*	19,074	1.30	% —	—	20,052	1.13%	1.23%
John Hancock Funds III Leveraged		*						*	*
Companies Fund(7)	92	*	1,563	* —		—	1,655	*	*
John Hancock Funds II Active Bond		*						*	*
Fund(7)	166	*	3,249	* —		—	3,415	*	*
John Hancock Funds Trust Active Bond		*						*	*
Trust(7)	821	*	16,024	1.09	% —	—	16,845	*	1.03%
Manulife Global Funds U.S. Bond Fund(7)	38	*	739	* —		—	777	*	*
Manulife Global Fund US Special Bond		*
Fund(7)	148	*	2,879	* —		—	3,027	*	*
Manulife Global Fund Strategic Income(7)	64	*	1,146	* —			1,210	*	*

John Hancock Trust Strategic Income Trust(7)	269	*	5,366		*	—		—	5,635	*	*
John Hancock Funds II High Income Fund(7)	7,894	5.19%	168,490		11.51%	—		—	176,384	9.92%	10.81%
John Hancock Funds II Strategic Income Fund(7)	3,049	2.01%	55,025		3.76%	—		—	58,074	3.27%	3.56%
John Hancock High Yield Fund(7)	18,487	12.16%	158,092	(11)	10.80%	—		—	176,579	9.93%	10.82%
John Hancock Strategic Income Fund(7)	8,565	5.63%	159,488		10.90%	—		—	168,053	9.45%	10.30%
Oppenheimer Global Strategic Income Fund(8)	8,267	5.44%	109,250		7.46%	—		—	117,517	6.61%	7.20%
Oppenheimer Funds, Inc. (8)	15,741	10.35%	208,030		14.21%	—		—	223,771	12.59%	13.71%
Brigade Leveraged Capital Structures Fund Ltd(9)	—	—	94,999		6.49%	121,676	(12)	74.99%	216,675	12.19%	6.57%
Donald Morgan(9)	—	—	94,999		6.49%	121,676	(12)	74.99%	216,675	12.19%	6.57%
Brigade Capital Management, LLC(9)	—	—	94,999		6.49%	121,676	(12)	74.99%	216,675	12.19%	6.57%
Solus GP LLC (10)	—	—	291,000		19.88%	40,579	(13)	25.01%	331,579	18.65%	18.08%
Christopher Pucillo(10)	—	—	291,000		19.88%	40,579	(13)	25.01%)	331,579	18.65%	18.08%
Solus Alternative Asset Management Fund LP(10)	—	—	291,000		19.88%	40,579	(13)	25.01%	331,579	18.65%	18.08%
Standard General Master Fund L.P. (14)	6,442	4.24%	50,731		3.47%	—		—	57,173	3.22%	3.50%
Standard General OC Master Fund L.P. (14)	6,861	4.51%	50,982		3.48%	—		—	57,843	3.25%	3.54%
Standard General Focus Fund L.P. (14)	110	*	2,226		*	—		—	2,336	*	*
SGMF Holdco LLC(14)	—	—	38,940		2.66%	—		—	38,940	2.19%	2.39%
OCMF Holdco LLC(14)	—	—	32,545		2.22%	—		—	32,545	1.83%	1.99%
SGMF HC LLC(14)	—	—	38,408		2.62%	—		—	38,408	2.16%	2.35%
OCMF HC LLC(14)	—	—	32,268		2.20%	—		—	32,268	1.82%	1.98%
Soohyung Kim (14)	13,413	8.82%	246,100		16.82%	—		—	259,513	14.60%	15.90%
Nicholas J. Singer (14)	13,413	8.82%	246,100		16.82%	—		—	259,513	14.60%	15.90%
Standard General L.P. (14) (15)	13,413	8.82%	246,100		16.82%	—		—	259,513	14.60%	15.90%
*           Less than 1%.

_______________________

(1) (2)	Mr. Bitove has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.
Mr. Boyer has been granted (i) 1,500 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of July 1, 2010 with the first quarterly vesting occurring on October 1, 2010 (due to Mr. Boyer’s resignation from the Compensation Committee and the Nominating, Governance and Regulatory Committee, 84 of such shares which would have otherwise vested on October 1, 2010 were forfeited, as they were applicable to his service on such committees) and (ii) 3,055 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(3)
Mr. Duggan has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of April 1, 2011, in three equal annual installments with the first of such installments occurring on April 1, 2012.

(4)
Mr. Duster has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of June 1, 2011, in three equal annual installments with the first of such installments occurring on June 1, 2012.

(5)
Mr. Hendrix has been granted (i) 277 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2010, with the first quarterly vesting to occur on January 1, 2011, (ii) 88 shares of restricted Series A-1 common stock of the Company, vesting in quarterly increments over a one year period, commencing as of October 1, 2011, with the first quarterly vesting to occur on January 1, 2012 and (iii) 1,666 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of October 1, 2010, in three equal annual installments with the first of such installments occurring on October 1, 2011

(6)
Ms. Landau has been granted 1,388 shares of restricted Series A-1 common stock of the Company, which will vest over three years, commencing as of July 1, 2010, in three equal annual installments with the first of such installments occurring on July 1, 2011.

(7)	Address: 101 Huntington Avenue, H-7, Boston, MA 02199.
(8)
Oppenheimer Funds, Inc. is the beneficial owner of all the shares held by Oppenheimer Global Strategic Income Fund and shares 100% of the power to vote on the shares held by the Oppenheimer Global Strategic Income Fund with the Oppenheimer Global Strategic Income Fund. Address: 6803 S. Tucson Way, Centennial, CO 80112. The number of shares reported in the above table under the row of Oppenheimer Funds, Inc. includes, and reflects the aggregate number of, shares held by Oppenheimer Funds, Inc. and Oppenheimer Global Strategic Income Fund.

(9)
Brigade Capital Management, LLC is the beneficial owner of all the shares held by Brigade Leveraged Capital Structures Fund Ltd. The number of shares reported in the above table under the row of Brigade Capital Management, LLC includes the number of shares held by Brigade Leveraged Capital Structures Fund Ltd. Address: 399 Park Avenue, 16th Floor, New York, New York 10022.

(10)
Solus Alternative Asset Management LP, Solus GP LLC and Mr. Pucillo do not directly own any shares.  By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, each of Solus Alternative Asset Management LP, Solus GP LLC and Mr. Pucillo may be deemed to own beneficially 331,579 common and preferred shares.  Each of Solus Alternative Asset Management LP, Solus GP LLC and Mr. Pucillo disclaim direct beneficial ownership of any of the securities. Address: 410 Park Avenue, 11th Floor, New York, NY 10022.

(11)	Excludes warrants to acquire 202,511 shares of Series A-1 Preferred Stock.
(12)	Excludes warrants to acquire 273,930 shares of Series A-2 Preferred Stock.
(13)	Excludes warrants to acquire 186,657 shares of Series A-2 Preferred Stock.
(14)
Each of Mr. Kim, Mr. Singer, Standard General L.P., Standard General Master Fund, L.P., SGMF Holdco LLC, SGMF HC LLC, Standard General OC Master Fund L.P., OCMF Holdco LLC, OCMF HC LLC, disclaim beneficial ownership of the shares except to the extent of its pecuniary interest in such shares. Address: 650 Madison Avenue, 23rd Floor, New York, New York 10022.

(15)
The number of shares reported in the above table under the rows of Soohyung Kim and Nicholas J. Singer includes the number of shares held by Standard General Master Fund L.P., Standard General OC Master Fund L.P., Standard General Focus Fund L.P., SGMF Holdco LLC, OCMF Holdco LLC, SGMF HC LLC, and OCMF HC LLC.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES OF THE COMPANY

The following table sets forth the names, ages and all positions and offices with the Company held by the Company’s present executive officers and significant employees.

Name	Age	Positions and Offices Presently Held

George Boyer	60	Director, Executive Chairman of the Company, and Chairman of the Board

Michael Puggi	51	President and Chief Executive Officer

Glen Tomaszewski	42	Senior Vice President and Chief Financial Officer

Cliff J. Vallier	52	General Manager

William M. Williams	48	Vice President of Guest Services of Greektown LLC

Executive Officers of the Company

Following is information with respect to the Company’s executive officers:

George Boyer.  Mr. Boyer has been a Director and Chairman of the Board of the Company since March 17, 2010, and was Executive Chairman and interim Chief Executive Officer of the Company from August 10, 2010 to June 15, 2011.  The responsibilities of the position of Executive Chairman of the Company include (i) leading the management of the Company in strategic, marketing and operational issues consistent with the direction of the Board, and (ii) liaising between the management of the Company and the Board and providing a monthly update to the Board.  Please see “Proposal 1 – Election of Directors” beginning on page 5 of this Proxy Statement for additional information with respect to Mr. Boyer.

Michael Puggi.  Mr. Puggi has served as the Company’s President and Chief Executive Officer since June 2011. Mr. Puggi has been in the gaming industry for more than 30 years. From 2008 to 2011, Mr. Puggi provided executive management consulting services to the gaming and hospitality industry. Prior to that, he served (from 2007-2008) as regional vice president and general manager, Southern Nevada for Herbst Gaming Inc. (“Herbst”). He was responsible for seven of the Herbst’s fifteen casinos. He joined Herbst in 2007, in connection with the purchase by Herbst of certain of the Primm Valley resorts from his former employer, MGM Mirage. With MGM Mirage from 1999 through 2007, Mr. Puggi last served as the president and chief operating officer of Primm Valley Resorts. In that position, he was responsible for eight of the Southern Nevada casino properties including Primm Valley Resorts.

Glen Tomaszewski. Mr. Tomaszewski has served as the Company’s Senior Vice President and Chief Financial Officer since October 2011. Mr. Tomaszewski was previously Vice President, Chief Accounting Officer, Controller and Treasurer of Borders Group, Inc. (“Borders”). Mr. Tomaszewski joined Borders in 1998 and progressed through several financial leadership positions, including Controller from 2001 until 2009, and Vice President and Controller from 2009 until 2010. In February of 2011, Borders filed a voluntary petition for Chapter 11 bankruptcy proceedings, which were subsequently converted to Chapter 7 bankruptcy proceedings.  Before joining Borders, he served as Assistant Controller, and subsequently Controller, of Murray’s Discount Auto Stores, Inc.  Prior to his experience at Murray’s Discount Auto Stores, Mr. Tomaszewski was a member of the audit practice of Price Waterhouse for five years. He holds bachelors and master’s degrees in business administration from the University of Michigan’s Stephen M. Ross School of Business, and is a certified public accountant.

Significant Employees of the Company

Following is information with respect to the Company’s significant employees:

Cliff J. Vallier. Mr. Vallier served as President, Chief Financial Officer and Treasurer of the Company from August 2010 until June and October of 2011, respectively.  Mr. Vallier served as Chief Executive Officer of the Company from June 30, 2010 to August 10, 2010.  Mr. Vallier was appointed General Manager of the Company, as Mr. Puggi and Mr. Tomaszewski were hired. Mr. Vallier had been the Chief Executive Officer of Greektown LLC, an indirect subsidiary of the Company, from January 2010 until Mr. Boyer’s appointment as Executive Chairman of the Board in August 2010. He has been the Chief Financial Officer and Assistant General Manager of Greektown LLC and Greektown Holdings, a direct subsidiary of the Company, since December 2006, and was also the interim CEO of each entity from November 2008 until April 2009.  He also served as Vice President of Finance of Greektown LLC from February 2004 to December 2006 and as Senior Director of Finance of Greektown LLC from July 2002 to February 2004.

William M. Williams. Mr. Williams has been the Vice President of Guest Services of Greektown LLC, an indirect subsidiary of the Company, since June 2005.  Mr. Williams has been the Assistant Secretary of the Company since 2010.  Prior to his employment at Greektown LLC, Mr. Williams was the Club Manager at the Detroit Athletic Club in Detroit from June 2000 to May 2005.  Previously, Mr. Williams was the Vice President of Operations at the Caesars Indiana Casino Resort in Elizabeth, Indiana from 1997 to 2000.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth information for the fiscal years ended December 31, 2011 and 2010 concerning compensation of (1) our principal executive officer during the fiscal year ended December 31, 2011 and (2) the two most highly compensated executive officers of the Company (other than our principal executive officer) who were serving as executive officers as of December 31, 2011.

Name and Principal Position	Year	Salary	Stock Awards		Non-Equity Incentive Plan Compensation(1)	All Other Compensation(4)	Total
George Boyer,	2011	$387, 569	$119,970	(3)	--	$194,148	$507,539
Executive Chairman of the Company, Chairman of the Board and interim Chief Executive Officer (from August 10, 2010 to June 15, 2011)(2)	2010	$265,385	$402,390	(7)	--	$70,518	$667,775

Clifford J. Vallier,	2011	$435,363	--		$58,819	$29,965	$494,182
Chief Financial Officer and General Manager of the Company(5)	2010	$495,265	--		$72,000	$34,326	$567,265

Michael Puggi,	2011	$287,785	$630,000	(3)	--	$21,988	$925,302
President and Chief Executive Officer of the Company(6)	2010	--	--		--	---	--
_________________

(1)	Represents amounts paid under the Company’s annual quarterly bonus program, which was subsequently discontinued.
(2)
Mr. Boyer has been the Executive Chairman of the Company since August 10, 2010 and as Chairman of the Board since March 17, 2010.  Mr. Boyer served as interim Chief Executive Officer of the Company from August 10, 2010 to June 15, 2011.

(3)
Represents the grant date fair value, in accordance with ASC 718, of restricted share units granted to Mr. Boyer in connection with his service as the Executive Chairman of the Board of the Company from July 1, 2011 to December 31, 2011. The restricted shares units vested on December 31, 2011.  Also represents the grant date fair value, in accordance with ASC 718, of restricted share units granted to Mr. Puggi in connection with his service as President and Chief Executive Officer of the Company. The Company granted Mr. Puggi 7,000 restricted share units on July 1, 2011, of which 2,333 restricted share units vest on each of the first two anniversaries of the grant date and the remaining 2,334 restricted share units will vest on June 15, 2014.

(4)
Represents expenses paid by the Company relating to life, accidental disbursement and disability, long term disability, medical, dental and vision insurance purchased on behalf of the named executive officers.  Includes (a) cash compensation paid to Mr. Boyer in connection with his service as a director of the Company in 2011 of $186,250 and in 2010 of $62,625, (b) $9,251 paid by the Company to the Detroit Golf Club on behalf of Mr. Vallier for 2011 and $7,346 for 2010 and (c) airfare reimbursement for Mr. Puggi in the amount of $7,517 pursuant to his employment agreement, under which the Company has agreed to reimburse him for the cost of first class airfare for up to twenty-eight (28) personal round trips per calendar between Detroit, Michigan and either Las Vegas, Nevada or New Jersey.

(5)
Mr. Vallier served as President, Chief Financial Officer and Treasurer of the Company from August 2010 until June and October of 2011, respectively.  Mr. Vallier was appointed General Manager of Greektown LLC and Greektown LLC, when Mr. Puggi and Mr. Tomaszewski were hired.

(6)	Mr. Puggi became the Company’s President and Chief Executive Officer in June of 2011 and therefore did not receive any compensation from the Company in 2010.
(7)
Represents the grant date fair value, in accordance with ASC 718, of 4,555 restricted shares granted to Mr. Boyer in connection with his service as a director of the Company.  1,500 of these restricted shares, representing shares issued in respect of Mr. Boyer’s annual retainer fee under our director compensation program, vested in four equal quarterly installments commencing on October 1, 2010 (Mr. Boyer forfeited 84 of these restricted shares upon resigning from the Compensation Committee and Nominating Committee).  The remaining 3,055 of these restricted shares vest in three equal annual installments commencing on July 1, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END — DECEMBER 31, 2011

	Stock Awards
Name	Number of shares or units of stock that have not vested	Market value of shares of units of stock that have not vested(3)
George Boyer (1)	2,037	$183,330
Clifford K. Vallier	-	-
Michael Puggi (2)	7,000	630,000

(1)
Mr. Boyer was granted 3,055 restricted shares in connection to Mr.Boyer’s initial equity grant under the Company’s director compensation program which restricted shares vest in three equal annual installments commencing on July 1, 2011. For the year ended December 31, 2011, 1,018 of these restricted shares vested.

(2)
Mr. Puggi was granted 7,000 restricted share units on July 1, 2011 in connection with his service as the President and Chief Executive Officer of the Company. Of the 7,000 restricted share units granted, 2,333 restricted share units will vest on each of the first two anniversaries of the grant date and the remaining 2,334 restricted share units will vest on June 15, 2014.  The vested restricted share units will be settled in Series A-1 Common Stock of the Company within 30 days following June 15, 2014.

(3)
The market value of the unvested awards was determined by multiplying the closing market price of the Company’s shares on December 31, 2011, or $90.00, by the number of shares constituting or underlying the awards.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Under Mr. Puggi’s employment agreement, if Mr. Puggi’s employment is terminated by the Company without “cause” or by Mr. Puggi for “good reason” (each as defined below), Mr. Puggi will be entitled to receive his base salary for a period of 12 months following such termination.  If such termination were to occur within 12 months following a “change in control” of the Company (as defined below), Mr. Puggi will be entitled to receive his base salary for a period of 24 months following such termination, plus an amount equal to the bonus earned by him for the fiscal year prior to such termination (presumed to be $206,250 for a termination occurring prior to January 1, 2012).  Under certain circumstances, Mr. Puggi will become entitled to receive his base salary for a period of six months as severance pay for nonrenewal of the agreement at the end of the term.  Mr. Puggi’s right to these severance payments under his employment agreement is contingent upon his execution of a release of claims in form and substance satisfactory to the Company.  Any benefits received by Mr. Puggi in connection with a “change in control” of the Company will be reduced by the amount necessary to avoid penalties under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”).  In addition, pursuant to the applicable award agreement, all unvested restricted stock units granted to Mr. Puggi on July 1, 2011shall vest and be settled upon a change in control of the Company subject to his continued employment through the date therof; provided that if Mr. Puggi’s employment is terminated by the Company without cause or by Mr. Puggi for good reason after the date on which the Company has entered into a definitive agreement that would result in a change in control, but prior to the consummation thereof, his unvested restricted stock units will vest and be settled upon the consummation of such change in control.

The unvested restricted stock units granted to Mr. Boyer on July 1, 2011 shall vest and be settled within 30 days following a “change in ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (as defined in Section 409A of the Code), provided that Mr. Boyer remains in the service of the Company through the date of any such transaction.

For purposes of Mr. Puggi’s employment agreement and restricted stock unit award agreement, “cause” means (i) Mr. Puggi’s conviction of, or entry of a plea of either guilty or no contest to a charge of, commission of a felony or other crime involving moral turpitude; (ii) his willful and continued failure or refusal to satisfactorily perform such services as may be reasonably delegated or assigned to him, consistent with his position, by the Board; (iii) his willful misconduct or gross negligence in connection with the performance of his duties that negatively affects his ability to perform his duties for the Company or adversely affects the Company; (iv) his material breach of any of the terms or conditions of the his employment agreement; or (v) his no longer being permitted to provide the services required under the employment agreement pursuant to any legal requirement; “good reason” means, without Mr. Puggi’s consent, (i) a reduction in his duties, authority or responsibilities such that he no longer has the duties, authority or responsibilities typically provided to the chief executive officer of a comparable company; (ii) a material reduction in his base salary or the failure to pay compensation when owed, other than inadvertent mistakes or failures which are corrected; or (iii) any requirement by the Company that he reside in any location other than the Detroit, Michigan or Las Vegas, Nevada metropolitan areas; and “change in control” means (i) the acquisition in one or more transactions by any person (other than certain related parties and 5% owners) of more than 50% of the combined voting power of the Company’s then outstanding voting securities; (ii) the consummation of a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly, immediately following such merger or consolidation, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation; (iii) the acquisition by any person (other than certain related parties) in a single transaction or in a series of related transactions occurring during any period of 12 consecutive months, of assets from the Company that have a total gross fair market value equal to or more than 51% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; or (iv) if, at any time during the 12 month period following the occurrence of an acquisition that would have constituted a change in control under clause (i) above but for the fact that the acquiring “person” was a 5% owner, the individuals who served on the Board immediately prior to such acquisition cease to constitute a majority of the Board (provided that any director elected or appointed to serve on the Board after such acquisition will be deemed to have been on the Board immediately prior to such acquisition if his election or nomination is approved by a majority of the individuals who served on the Board immediately prior to such acquisition), in each case, provided that such transaction satisfies the requirements of Section 409A(2)(a)(v) of the Code.

COMPENSATION OF DIRECTORS

    The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2011:

DIRECTOR COMPENSATION — YEAR ENDED DECEMBER 31, 2011

	Fees
	Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)(1)(4)	($)(2)(4)	($)

John Bitove(3)	120,000	--	120,000
Michael Duggan	72,500	124,920	197,420
Benjamin Duster	63,334	124,920	188,254
Freman Hendrix(5)	144,251	7,920	152,171
Yvette Landau(6)	120,000	--	120,000

(1)           Represents fees paid to the directors for year ended December 31, 2011.

(2)	Represents the aggregate grant date fair value, in accordance with ASC Topic 718, of the restricted shares and restricted share units granted to the directors during 2011. Mr. Boyer was granted 1,333 restricted share units in 2011, Mr. Duggan was granted 1,388 restricted shares in 2011, Mr. Duster was granted 1,388 restricted shares in 2011 and Mr. Hendrix was granted 88 restricted shares in 2011.

(3)           Mr. Bitove holds 926 unvested restricted shares from a prior award.

(4)           Mr. Boyer's compensation for services as director are disclosed on the Executive Compensation table.  See Executive Compensation Table on page 20. Mr. Boyer holds 2,037 unvested restricted shares from prior awards.

(5)           Mr. Hendrix holds 1,177 unvested restricted shares from prior awards.

(6)           Ms. Landau holds 926 unvested restricted shares from a prior award.

Director Compensation Program

On August 11, 2010 (supplemented on September 29, 2010), the Compensation Committee approved a director compensation program for members of the Company’s Board of Directors.  Under the terms of the compensation program, the Chairman of the Board shall receive an annual retainer of $225,000; the Vice Chairman of the Board shall receive an annual retainer of $125,000, and all other board members shall receive an annual retainer of $75,000. In addition, the Chairmen of the Audit Committee, the Nominating Committee, the Regulatory Compliance Committee and the Compensation Committee shall each receive an additional $25,000, and each member of the Board of Directors that serves on a committee in a non-chair capacity shall receive an additional $10,000.  In addition, certain members of the Company’s executive team are eligible to receive restricted share units under the terms of the Company’s restricted share unit program.

All annual retainers to the Board will be paid half in cash and half in restricted shares of Series A-1 Common Stock, vesting in quarterly increments over a one year period.  Each director may elect annually to receive all or part of the equity portion of the award in cash. Such cash payments will be made when the equity would have vested.

In addition to the annual retainer, upon joining the Company’s Board of Directors, the Chairman of the Board became entitled to $275,000 of such stock, for which 3,055 shares were granted  to George Boyer on August 18, 2010; the Vice Chairman of the Board became entitled to $150,000 of such stock, for which 1,666 shares were granted to Freman Hendrix on September 30, 2010, and all other directors are entitled to $125,000 of such stock, for which John Bitove was granted 1,388 shares on August 18, 2010, Yvette Landau was granted 1,388 shares on August 18, 2010, Michael Duggan was granted 1,388 shares on April 1, 2011, and Benjamin Duster was granted 1,388 shares on May 31, 2011.  All such restricted shares will vest in three equal annual installments.

Compensation Committee Interlocks and Insider Participation

Other than George Boyer, no Compensation Committee or other Board member is or has been an officer or employee of the Company or any of its affiliates and no member of the Compensation Committee has had any related party transactions which would require disclosure under the rules of the SEC.  Additionally, in 2011, none of the executive officers of the Company has served on the board or compensation committee (or committee performing equivalent functions) of any other company that had one or more executive officers serving on the Compensation Committee or the Board.

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.  Based solely on a review of the copies of such reports furnished to us during or with respect to fiscal 2011, or written representations that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2011 all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, with the exception of a late Form 4 filed by each of Freman Hendrix and Glen Tomaszewski.  A Form 4 was subsequently filed by each of Messrs. Hendrix and Tomaszewski to report their respective transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has entered into the following transactions with related persons since January 1, 2011:

The Company, George Boyer (Director, Executive Chairman of the Company and Chairman of the Board) and certain of the Put Parties entered into the Boyer Indemnification Agreement pursuant to which Mr. Boyer would have been entitled to indemnification for claims brought against him in his capacity as sole director of the Company until the Effective Date.  The Company, Cliff Vallier (General Manager of the Company) and certain of the Put Parties have entered into an Indemnification Agreement, dated March 31, 2010, pursuant to which Mr. Vallier would have been entitled to indemnification for claims brought against him in his capacity as President, Chief Financial Officer and Treasurer of the Company until the Effective Date.  The Company and Michael Puggi (President and Chief Executive Officer of the Company) have entered into an employment agreement, dated July 5, 2011 and effective as of June 15, 2011, pursuant to which Mr. Puggi shall be afforded the full protection of the indemnification generally available to officers and directors under the Company’s by-laws.  Furthermore, the Company and Glen Tomaszewski (Senior Vice President and Chief Financial Officer of the Company) have entered into an employment agreement, dated October 12, 2011, pursuant to which Mr. Tomaszewski shall be afforded the full protection of the indemnification generally available to officers and directors under the Company’s by-laws.  No such claims were brought against Mr. Boyer, Mr. Vallier, Mr. Puggi, or Mr. Tomaszewski in 2011.  Given the contingent nature of the foregoing transactions, the dollar values of the amounts involved in the foregoing transactions, and the approximate dollar value of the amount of each related person’s interest in each such transaction, is unable to be calculated.

The Company paid Conway MacKenzie, Inc. fees in the amounts of $3,872,833.59 and $1,827,737.48 in 2009 and 2010, respectively, for certain financial advisory services.  Mr. Moore is a Senior Managing Director and a stockholder of Conway MacKenzie, Inc.

AUDIT MATTERS

The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  A representative from Ernst & Young will be present at the meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.  Ernst & Young has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

The aggregate fees billed for the most recently completed fiscal year ended December 31, 2011 and for fiscal year ended December 31, 2010 for professional services rendered by the principal accountant for the audit of our annual financial statements and review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for these fiscal periods were as follows:

	Year Ended
	December 31, 2011	December 31, 2010
Audit Fees	$460,000	$835,845
Audit Related Fees	125,736	303,266
Tax Fees	153,829	351,434
All Other Fees	0	0
Total	$739,565	$1,490,545

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audits of our financial statements, reviews of our interim financial statements included in quarterly reports services performed in connection with filings with the SEC and other services that are normally provided by Ernst & Young, LLP for the fiscal years ended December 31, 2011 and December 31, 2010 in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Audit related fees for services provided by Ernst & Young, LLP were primarily Information Technology security advisory, Title 31 Compliance, Accounting and other Internal Control advisory.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance.

The Audit Committee approved all of the services described above in accordance with the Company’s pre-approval policy.

Audit Committee Pre-Approval Policies

     The Audit Committee pre-approves all anticipated annual audit and non-audit services provided by our independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such permissible services. All “Audit Fees,” “Audit-Related Fees” and “Tax Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

OTHER BUSINESS

The Board of Directors currently knows of no other matters to be presented at the meeting.  However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

MANNER AND COST OF PROXY SOLICITATION

The entire cost of providing this Proxy Statement and soliciting the accompanying BLUE proxy cards has been or will be borne by the Company in connection with the solicitation of proxies on behalf of our Board.  We have retained MacKenzie Partners, Inc. as proxy solicitors, at an estimated fee of $25,000-$50,000 plus reasonable out-of-pocket expenses, to assist in the proxy solicitation. MacKenzie Partners, Inc. has advised us that approximately 35 of its employees will be involved in the proxy solicitation by MacKenzie Partners, Inc. on behalf of the Company.  In addition to solicitation by mail, our directors, executive officers and employees identified on Appendix A may, without additional compensation, solicit proxies by mail, in person or by telephone or other electronic means.

The Company estimates that the total expenditures relating to the Company’s current proxy solicitation in excess of those normally spent for an annual meeting of our shareholders as a result of the potential proxy contest (other than salaries and wages of our officers and employees) will be approximately $300,000, of which approximately $250,000 has been incurred as of the date hereof.  These additional solicitation costs are expected to include the fee payable to our proxy solicitor, fees of outside counsel to advise us in connection with a contested solicitation of proxies, increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, and the reimbursement of reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries incurred in forwarding solicitation materials to beneficial owners of our common stock.  Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for any attendant expenses.

Your cooperation in promptly voting your shares and submitting your proxy by completing and returning the enclosed BLUE proxy card or, if you do not receive a proxy card, the voting instruction form provided by your bank or broker, will help to avoid additional expense.

STOCKHOLDER PROPOSALS

Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for the inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at our principal executive offices not later than the close of business on December 13, 2012 and must otherwise comply with the rules of the SEC for inclusion in the proxy materials.

The Company’s bylaws provide that for nominations of directors or other business to be properly brought before the Company’s next Annual Meeting (other than a matter brought pursuant to SEC Rule 14a-8), a stockholder must give written notice to the Assistant Secretary of the Company not less than 90 days nor more than 120 days prior to the date that is one year from the date of this Annual Meeting.  Accordingly, any such proposal must be received by the Assistant Secretary of the Company not later than February 7, 2013 and no earlier than January 8, 2013.  The notice must contain specified information about the proposed business and the stockholder making the proposal.  If a stockholder gives notice of a proposal after the deadline, the Company’s proxy holders will have discretionary authority to vote on this proposal when and if raised at the next Annual Meeting.

MISCELLANEOUS

Only one Proxy Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Proxy Statement or other communications to the stockholder in the future.  In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at 313-223-2999 or by mail to our address at 555 East Lafayette, Detroit, Michigan 48226, Attention: Glen Tomaszewski, Senior Vice President and Chief Financial Officer.  In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies.  Such request shall be made to Glen Tomaszewski, Senior Vice President and Chief Financial Officer, either orally or in writing at the address and telephone number stated above.

A copy of this Proxy Statement and the form of proxy card for use in connection with the 2012 Annual Meeting of Stockholders is available online at www.greektowncasino.com.  You can also request copies of these materials and a copy of the proxy statement, annual report or proxy card relating to any of our future security holder meetings by contacting us via telephone at 313-223-2999, via email at proxy@greektowncasino.com or on our website www.greektowncasino.com.

We file annual, quarterly and current reports, proxy statements and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C.  20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN THE ENCLOSED BLUE PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

George Boyer
Chairman of the Board

Dated: April 10, 2012

APPENDIX A

INFORMATION CONCERNING PERSONS WHO ARE PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS

Unless otherwise noted, capitalized terms used but not defined in this Appendix A shall have the meanings ascribed to them in the Proxy Statement to which this Appendix A is attached.

Under applicable SEC rules and regulations, members of our Board, our Board’s director nominees, our executive officers and certain other employees of the Company are deemed to be “participants” with respect to the Company’s solicitation of proxies from stockholders in connection with the 2012 Annual Meeting of Stockholders.

Directors and Nominees

The following table sets forth the names and business addresses of our directors and nominees who are all deemed to be “participants” in our solicitation under applicable SEC rules and regulations.  The principal occupation or employer of each director and nominee who may be deemed a “participant” in our solicitation is set forth under the section above titled “Proposal 1 - Election of Directors” in the Proxy Statement to which this Appendix A is attached.

Name	Business Address
James A. Barrett, Jr. (1)	*
John Bitove	*
George Boyer	*
Darrell Burks	*
Michael E. Duggan	*
Benjamin Duster	*
Freman Hendrix	*
Soohyung Kim	*
Yvette E. Landau	*
Charles Moore	*
__________

 c/o Greektown Superholdings, Inc.
 555 East Lafayette
 Detroit, MI 48226

(1) Mr. Barrett has also been included on the slate of nominees included in the preliminary proxy statement filed by Brigade with the SEC.

Officers and Employees

 The following table sets forth the names of our executive officers and other employees who are deemed to be “participants” under applicable SEC rules and regulations.  The principal occupation refers to such person’s position with the Company, and the business address is c/o Greektown Superholdings, Inc., 555 East Lafayette, Detroit, MI 48226

Name	Principal Occupation
George Boyer	Director, Executive Chairman of the Company, and Chairman of the Board
Michael Puggi	President and Chief Executive Officer
Glen Tomaszewski	Senior Vice President and Chief Financial Officer
Cliff J. Vallier	General Manager
William M. Williams	Vice President of Guest Services of Greektown LLC

Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or otherwise in the Proxy Statement, none of the persons listed above in “Directors and Nominees” and “Officers and Employees” owns any debt or equity security issued by the Company of record that he or she does not also own beneficially.  The number of shares of the Company’s Voting Stock beneficially owned by certain of the persons listed above in “Directors and Nominees” and “Officers and Employees,” as of March 23, 2012 is set forth in the sections of the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management”, “Outstanding Equity Awards at Fiscal Year-End – December 31, 2011” and “Compensation of Directors”.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our Voting Stock by the individuals who are considered “participants” during the past two years.  Except as described in this Appendix A or the Proxy Statement to which this Appendix A is attached, shares of our Voting Stock owned of record by each participant are also beneficially owned by such participant.  Except as set forth below or as otherwise disclosed in this Appendix A or the Proxy Statement, none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	Transaction Description	Number and Type of Shares of Voting Stock Acquired (Disposed)
Directors and Nominees
James A. Barrett, Jr.	--	--	--
John Bitove	08/18/2010	Restricted share grant	1,388 shares of Common Stock
George Boyer	07/01/2011	Restricted share unit grant (1)	1,333 shares of Class A-1 Common Stock
	08/18/2010	Restricted share grant	4,555 shares of Common Stock
Darrell Burks	--	--	--
Michael E. Duggan	04/01/2011	Restricted share grant	1,388 shares of Common Stock
Benjamin Duster	05/31/2011	Restricted share grant	1,388 shares of Class A-1 Common Stock
Freman Hendrix	10/01/2011	Restricted share grant	88 shares of Class A-1 Common Stock
	09/30/2010	Restricted share grant	1,944 shares of Common Stock
Soohyung Kim (2)	03/05/2012	Open market purchase by Standard General L.P. and certain of its affiliates	40,850 shares of Series A-1 Convertible Preferred Stock
	10/27/2011	Open market purchase by Standard General L.P. and certain of its affiliates	10,000 shares of Series A-1 Convertible Preferred Stock
	08/17/2011	Open market purchase by Standard General L.P. and certain of its affiliates	30,000 shares of Series A-1 Convertible Preferred Stock
	06/16/2011	Open market purchase by Standard General L.P. and certain of its affiliates	5,750 shares of Series A-1 Convertible Preferred Stock
	05/18/2011	Open market purchase by Standard General L.P. and certain of its affiliates	80,000 shares of Series A-1 Convertible Preferred Stock
	05/18/2011	Open market purchase by Standard General L.P. and certain of its affiliates	6,054 shares of Class A-1 Common Stock
	01/18/2011	Open market purchase by Standard General L.P. and certain of its affiliates	7,250 shares of Series A-1 Convertible Preferred Stock
	01/18/2011	Open market purchase by Standard General L.P. and certain of its affiliates	549 shares of Class A-1 Common Stock
	07/13/2010	Open market purchase by Standard General L.P. and certain of its affiliates	7,975 shares of Series A-1 Convertible Preferred Stock
	07/12/2010	Open market sale by Standard General L.P. and certain of its affiliates	(7,975) shares of Series A-1 Convertible Preferred Stock
	07/07/2010	Open market sale by Standard General L.P. and certain of its affiliates	(9,600) shares of Series A-1 Convertible Preferred Stock
	06/30/2010	Open market purchase by Standard General L.P. and certain of its affiliates	6,810 shares of Class A-1 Common Stock
	06/03/2010	Open market purchase by Standard General L.P. and certain of its affiliates	81,850 shares of Series A-1 Convertible Preferred Stock
Yvette E. Landau	08/18/2010	Restricted share grant	1,388 shares of Common Stock
Charles Moore	--	--	--
Executive Officers and Other Employees (excluding Mr. Boyer)
Michael Puggi	07/01/2011	Restricted share unit grant (1)	7000 shares of Class A-1 Common Stock
Glen Tomaszewski	11/09/11	Restricted share unit grant (1)	3,000 shares of Class A-1 Common Stock
Cliff J. Vallier	--	--	--
William M. Williams	--	--	--

____________

(1)	Holders of restricted share units are not deemed to beneficially own the restricted share units until they have the right to acquire such securities within 60 days.
(2)	Mr. Kim does not directly own any of the shares and disclaims direct beneficial ownership of any of the securities.

Miscellaneous Information Regarding Participants

Except as described in this Appendix A or the Proxy Statement to which this Appendix A is attached, neither any participant nor any of their respective associates or immediate family members was a party to any transaction or series of transactions since the beginning of the Company’s last fiscal year, or is to be a party to any currently proposed transaction or series of proposed transactions, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) any participant, associate or immediate family member had or will have a direct or indirect material interest.  Furthermore, except as described in this Appendix A or elsewhere in the Proxy Statement to which this Appendix A is attached, (a) no participant or any of their respective associates directly or indirectly beneficially owns any securities of the Company or any securities of any parent or subsidiary of the Company and (b) no participant owns any securities of the Company of record that such participant does not own beneficially.

Except as described in this Appendix A or the Proxy Statement to which this Appendix A is attached:

• No participant or any of their respective associates has any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or any future transaction to which the Company or any of its affiliates will or may be a party;

• No participant is, or was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

• No participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than, with respect to each of the Board’s nominees, such nominee’s interest in election to the Board; and

• There are no material proceedings in which any director or executive officer of the Company is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

Except as described in this Appendix A or the Proxy Statement to which this Appendix A is attached, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

APPENDIX B

Non-GAAP Financial Results

We believe that the non-GAAP financial measure of earnings before deducting net interest expense, income taxes, depreciation, amortization and restructuring charges, or EBITDAR, is a helpful financial measure to be utilized by our shareholders and investors and have utilized such financial measure in past investor presentations.  First, it eliminates one-time adjustments made for accounting purposes in connection with our bankruptcy restructuring in order to provide information that is directly comparable to our historical and current financial statements.  Second, it eliminates adjustments for non-cash impairment charges for goodwill and intangible assets, which we believe will help an investor evaluate our future prospects, without taking into account historical non-cash charges that we believe are not recurring. Finally, it allows shareholders and potential investors to measure our operating performance year over year without taking into account non-recurring items and the wide disparity in the amounts of the interest, depreciation and amortization and tax expense items set forth in the financial statements. We believe investors and others frequently use EBITDAR in the evaluation of companies in our industry which have been through a bankruptcy restructuring.  In its Preliminary Proxy Statement, filed with the SEC on March 20, 2012, Brigade has referred to EBITDAR measures used by us in past investor presentations.  As such, in responding to the claims made by Brigade with respect to such financial measure, we have used such non-GAAP financial measure as well.

EBITDAR, a non-GAAP financial measure, may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  Our non-GAAP financial measures of EBITDAR is not measurements of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or as an alternative to net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP.

The following tables reflect the reconciliation of GAAP net loss to the non-GAAP financial measure of EBITDAR.

Reconciliations of GAAP Net (Loss)/ Income to EBITDAR.

Year Ended December 31, 2009 (in millions)
Net loss	$(65.9)
Income taxes expense - current	1.0
Income taxes benefit - deferred	(0.3)
Interest expense	69.8
Amortization of finance fees	12.9
Depreciation and amortization	18.6
Net loss on Chapter 11 related reorganization items	28.7
2010 settlement agreement with the City of Detroit	16.6
Management fees	(2.2)
EBITDAR	$79.2

Twelve Months Ended June 30, 2010 (in millions)
Net income	$246.1
Income taxes expense - current	2.4
Income taxes expense - deferred	1.3
Interest expense	76.0
Amortization of finance fees	6.7
Depreciation and amortization	23.3
Net gain on Chapter 11 related reorganization items and fresh start adjustments	(282.9)
2010 settlement agreement with the City of Detroit	16.6
Management fees & other	(1.1)
Other non-operating expenses	0.2
5% tax rollback attributable to the period from February 2009 through June 2009 (recorded in December 2009)	(6.6)
EBITDAR	$82.0

B-1

GREEKTOWN SUPERHOLDINGS, INC. ATTN:DOMENIC0 ROMA 555 EAST LAFAYETTE DETROIT, MI 48226	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees

01	James A. Barret, Jr.	02	John Bitove	03	George Boyer	04	Darrell Burks	05	Michael E. Duggan
06	Freman Hendrix	07	Soohyung Kim	08	Yvette E. Landau	09	Charles Moore

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.	☐
(see reverse for instructions)
	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K and form of proxy card are available at www.greektowncasino.com.

GREEKTOWN SUPERHOLDINGS, INC.
Annual Meeting of Stockholders
May 8, 2012 12:00 PM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Glen Tomaszewski and William M. Williams, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common/Preferred stock of GREEKTOWN SUPERHOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 12:00 PM, EDT on May 8, 2012, at the offices of Greektown Superholdings, Inc., 555 East Lafayette, Detroit, MI 48226, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of nominees for the Board of Directors listed on the reverse side. The proxies are authorized to vote in their discretion with respect to other matters that may properly come before the Annual Meeting or any adjournment thereof. As of April 12, 2012 (the approximate date of this mailing), Greektown Superholdings, Inc. deos not know of any such other matters to be presented at the Annual Meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side